Exhibit 10.3

AMENDMENT DATED FEBRUARY 28, 2017 TO CONVERTIBLE PROMISSORY NOTE DATED MARCH 16, 2016

This Amendment dated February 28, 2017 (“Amendment”) amends the Convertible Promissory Note dated March 16, 2016 in the principal amount of $1,011,599 given by Condor Hospitality, Inc. a Maryland corporation to Real Estate Strategies L.P., a Bermuda limited partnership or its assigns (the “Note”) as follows:

Sections 1.2, 1.3,3.1 and 3.2 of the Note shall be amended in their entirety to provide the following:

1.2    Interest Payment Dates. Condor shall pay interest quarterly in arrears (“Interest Payment”) on the date that Condor pays a dividend (a “Dividend Payment”) on shares of Condor’s 6.25% Series E Convertible Cumulative Preferred Stock (the “Preferred Stock”). Any partial interest period shall be calculated on the basis of twelve 30-day months and a 360-day year.

1.3    Interest Payment and Accrued Interest. . In the event that Condor does not pay a quarterly Dividend Payment, or only pays a partial Dividend Payment, then Condor shall, respectively, not pay an Interest Payment, or pay only a partial Interest Payment equal to the partial percentage of the partial Dividend Payment. Any such unpaid Interest Payment or portion of unpaid Interest Payment will accrue at and will earn additional interest at 6.25%, compounding quarterly. Interest Payments shall be applied first to any unpaid Interest Payments and portion of unpaid Interest Payment.

3.1    Optional Conversion. RES at its option may at any time convert this Note, in whole or part, by notice delivered to Condor, into a number of shares of common stock, par value $.01, of Condor (the “Common Stock”), determined by dividing the Principal Amount to be converted by $1.60 (the “Note Conversion Price”), provided that, any such conversion shall be reduced such that RES, together with its affiliates, does not beneficially own more than 49% of the voting stock of Condor. Any such conversion shall reduce the Principal Amount proportionally.

If Condor, at any time while this Note is outstanding: (i) pays a stock dividend or makes a distribution to holders of any class or series of capital stock of Condor in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Condor upon conversion of its 6.25% Cumulative Convertible Series E Preferred Stock (the “Series E Stock”)), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of the Common Stock, or (v) undertakes any transaction similar to or having the effect of the foregoing transactions, then the Note Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Condor) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this provision shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

3.2    Required Conversion. Any time the Series E Stock is required by its terms to be converted into Common Stock, or the Series E Stock is redeemed in whole, this Note shall be automatically converted into the number of shares of Common Stock determined by dividing the Principal Amount by the Note Conversion Price, provided that, any such conversion shall be reduced such that RES, together with its affiliates, does not beneficially own more than 49% of the voting stock of Condor, and this Note in part on in whole shall be thereafter converted from time to time when any such conversion will not result in RES, together with its affiliates, beneficially owning more than 49% of the voting stock of Condor. Any such partial conversion shall reduce the Principal Amount proportionally.

All other provisions of the Note remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Condor has executed this Note as of the date first above written.

Condor Hospitality Trust, Inc.

By	/s/ J. William Blackham
Name:	J. William Blackham
Title:	President and Chief Executive Officer

Real Estate Strategies L.P. hereby agrees to, and accepts, this Amendment effective February 28, 2017. Real Estate Strategies L.P.

By	/s/ Fernando Elsztain
Name:	Fernando Elsztain
Title:	Authorized Signatory

By	/s/ Ezepuiel Sawicke
Name:	Ezepuiel Sawicke
Title:	Authorized Signatory

3